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                            PARTICIPATION AGREEMENT

                                     AMONG

                   LEGG MASON PARTNERS VARIABLE EQUITY TRUST,

                   LEGG MASON PARTNERS VARIABLE INCOME TRUST,

                       LEGG MASON INVESTOR SERVICES, LLC,

                     LEGG MASON PARTNERS FUND ADVISOR, LLC

                                      AND

                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

      THIS AGREEMENT, made and entered into this 1st day of November, 2013 by and among The Lincoln National Life Insurance Company, an Indiana corporation

(the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and

Legg Mason Partners Variable Equity Trust, a Maryland Statutory Trust and Legg

Mason Partners Variable Income Trust, a Maryland Statutory Trust (each a "Fund",

collectively the "Funds"), Legg Mason Investor Services, LLC, a Maryland limited liability company (the "Distributor"), and Legg Mason Partners Fund Advisor,

LLC, a Maryland limited liability company (the "Adviser").

      WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Contracts") to be offered by insurance companies that have entered into participation agreements with the Fund, the Adviser and the Distributor (each, a "Participating Insurance Company" and collectively, the

"Participating Insurance Companies"), and (ii) the investment vehicle for certain qualified pension and retirement plans ("Qualified Plans") for which the shares of the Fund are either held by Participating Insurance Companies on behalf of the

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Qualified Plans through omnibus accounts or are held by Qualified Plans without any financial intermediary through direct accounts on the books of the Fund;

      WHEREAS, the beneficial interests in the Fund are divided into several series of shares, (each designated a "Portfolio") and, in certain cases classes of shares, which represent the interest in a particular managed portfolio of securities and other assets;

      WHEREAS, the Fund has obtained an order from the Securities and Exchange

Commission (the "SEC"), granting the Participating Insurance Companies and variable annuity and variable insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company

Act of 1940, (the "1940 Act" which for the purposes of this Agreement includes the rules and regulations thereunder, all as amended from time to time, as may apply to a Fund or any Portfolio or Class thereof, including pursuant to any exemptive, interpretive or other relief or guidance issued by the Commission or the staff of the Commission under such Act ) and Rules 6e-2(b)(15) and

6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the

"Mixed and Shared Funding Exemptive Order");

      WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities

Act of 1933, as amended (the "1933 Act");

      WHEREAS, the Distributor is duly registered as a broker-dealer under the

Securities Exchange Act of 1934 (the "Exchange Act") and any applicable state securities law;

      WHEREAS, the Adviser is duly registered as an investment adviser under the

Investment Advisers Act of 1940, as amended;

      WHEREAS, the Distributor is a distributor of shares of the Portfolios of the Fund;

      WHEREAS, the Company has registered or will register certain Contracts under the 1933 Act, or such Contracts are or will be exempt from registration thereunder;

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      WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the

Company to set aside and invest assets attributable to one or more Contracts;

      WHEREAS, each Account is or will be registered as an investment company under the 1940 Act, or the Account is or will be exempt from registration under the 1940 Act;

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intend to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Contracts, and

      WHEREAS, the parties intend that this agreement will supersede all prior agreements among the parties or their predecessor entities with respect to the subject matter of this agreement.

      NOW, THEREFORE, in consideration of their mutual promises the Company, the

Fund and the Distributor agree as follows:

                                   ARTICLE I.

                              SALE OF FUND SHARES

      1.1 The Fund agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for

Fund shares. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund, provided that: (i) the orders are received by the Company (or their designee) in good order prior to the time the net asset value of each Portfolio is priced in accordance with its Prospectus(1)

(generally at the close of regular trading on the New York Stock Exchange (the

"NYSE") at 4:00 p.m. Eastern Time), and (ii) the Fund receives notice of such order by 10:00 a.m. Eastern Time on

---------------

    (1) The term "Prospectus" as used herein, refers to the prospectus and related statement of additional information (the "Statement of Additional

Information") incorporated therein by reference (each as amended or supplemented) on file with the SEC at the time in question.

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the next following "Business Day." "Business Day" shall mean any day on which the NYSE is open for regular trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. If, on any Business Day, the

Company determines that it is unable to meet the 10:00 a.m. time stated

immediately above due to a systems error, then the Company shall immediately notify the Fund of such systems error. Provided that notice is received prior to

10:00 a.m. and the Fund determines that no harm will be caused to existing shareholders or the Fund's investment program, the Fund will allow The Company additional time to notify the Fund of purchase orders.

      1.2 The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the SEC and the Fund shall use its best efforts to calculate such net asset value on each day which the NYSE is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by any regulatory authority having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interest of the shareholders of such Portfolio.

      1.3 The Fund, the Adviser and the Distributor agree that shares of the

Fund will be sold only to Participating Insurance Companies and their separate accounts and, in accordance with the terms of the Mixed and Shared Funding

Exemptive Order, certain Qualified Plans. No shares of any Portfolio will be sold to the general public.

      1.4 The Fund will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VI and Section 2.5 of Article II of this Agreement is in effect to govern such sales.

      1.5 The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next

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computed after receipt by the Fund or its designee of the request for redemption.  For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from the Account and receipt by such designee shall constitute receipt by the Fund, provided that: (i) the orders are received by the Company (or its designee) in good order prior to the time the net asset value of each Portfolio is priced in accordance with its

Prospectus (generally at the close of regular trading on the NYSE at 4:00 p.m.

Eastern Time), and (ii) provided that the Fund receives notice of such request for redemption by 10:00 a.m. Eastern Time on the next following "Business Day."

If, on any Business Day, the Company determines that it is unable to meet the

10:00 a.m. time stated immediately above due to a systems error, then the

Company shall immediately notify the Fund of such systems error. Provided that notice is received prior to 10:00 a.m. and the Fund determines that no harm will be caused to existing shareholders or the Fund's investment program, and the

Fund will allow The Company additional time to notify the Fund of purchase orders. The Fund may impose redemption fees, as described in the Prospectus.

      1.6 The Company agrees to purchase and redeem the shares of each Portfolio offered by the then current Prospectus of the Fund and in accordance with the provisions of such Prospectus. The Company agrees that all net amounts available under the Contracts which are listed on Schedule A attached hereto and incorporated herein by this reference, as such Schedule A may be amended from time to time hereafter by mutual written agreement of all the parties hereto,

shall be invested in the Fund, in such other Funds selected by the Company or in the Company's general account. The Company agrees to comply with the terms of the Rule 12b-1 Plan described in Section 2.8 hereof. The Company agrees to comply with the provisions of Rule 22c-2 under the 1940 Act as applicable to the

Fund (including reporting procedures adopted to comply with the Rule).

      1.7 The Company shall pay for Fund shares on the next "Business Day" after an order to purchase Fund shares is made in accordance with the provisions of

Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Sections 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

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      1.8 Issuance and transfer of the Fund's shares will be by book entry only.

Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

      1.9 The Fund shall furnish same day notice by wire, telephone (followed by written confirmation), electronic media or fax to the Company of any income,

dividends or capital gain distributions payable on the Fund's shares. The

Company hereby elects to receive all such income dividends and capital gain distributions as are payable on Portfolio shares in additional shares of the applicable Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The

Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

      1.10 The Fund shall provide (electronically or by fax) the closing net asset value per share for each Portfolio to the Company on a daily basis as soon as reasonably practical after the closing net asset value per share is calculated (normally 6:30 p.m. Eastern Time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern Time. In the event that the Fund is unable to meet the 7:00 p.m. time stated immediately above, then the Fund shall immediately notify the Company and provide the

Company with additional time to notify the Fund of purchase or redemption orders pursuant to Sections 1.1 and 1.5, respectively, above. Such additional time shall be equal to the additional time that the Fund takes to make the closing net asset values available to the Company. If the Fund provides the Company with the incorrect closing share net asset value information, the Company, on behalf of the Account, shall be entitled to a prompt adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value, and the Fund or the Distributor shall bear the cost of correcting such errors. Upon a final determination that there has been an error in the calculation of the closing net asset value, dividend or capital gain, the Fund shall promptly report such error to the Company.

      1.11 The Fund shall, upon request of the Company, provide a manual daily confirmation of trade activity from the previous "Business Day." Such confirmation shall include the dollar amount of purchases or redemptions submitted by the Company for each Portfolio, price per share of each Portfolio,

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and the corresponding total share amount of such purchase or redemption, and shall be transmitted to the Company on the Business Day following the request.

      1.12 The Fund shall, upon request of the Company, provide on a monthly basis, a screen printed report of the monthly trade activity for the Account which shall be transmitted to the Company on the "Business Day" following the request.

      1.13 Any material errors in the calculation of the net asset value of the

Fund, dividends or capital gains information shall be reported to the company immediatley upon discovery. An error shall be deemed "material" based on the parties intrepretation of the SECs position and policy with respect to materiality, as it may be modified from time to time. If the Fund provides inaccurate and material information with respect to the calculation of the net asset value of the Fund, dividends, or capital gains information, then the

Company will be entitled to: (i) an adjustment to the number of shares purchased or redeemed by the Fund to reflect the correct net asset value per share, and

(ii) reimbursment by the Distributor for reasonable administrative costs incurred by the Company with respect to correcting Contract or contract owner accounts. Neither the Fund, the Distributor, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this

Agreement, which information is based on incorrect information supplied by or on behalf of the Company to the Fund or Distributor.

        1.14 If transactions in Fund shares are to be entered and settled through the NSCC's Fund/SERV system, the following provisions shall apply:

            (a) Each party to this Agreement represents that it or one of its affiliates has entered into the Standard Networking Agreement with the NSCC and it desires to participate in the programs offered by the NSCC Fund/SERV system which provide (i) an automated process whereby shareholder purchases and redemptions, exchanges and transactions of mutual fund shares are executed through the Fund/SERV system, and (ii) a centralized and standardized communication system for the exchange of customer-level information and account activity through the Fund/SERV Networking system ("Networking").

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             (b) Each party to this Agreement represents that:

                   (i) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform its obligations with respect to the NSCC, and the performance of its obligations hereunder does not and will not violate or conflict with any governing documents or agreements it maintains.

                  (ii) it has the necessary and adequate personnel, space, data processing capacity or other operational capability, facilities and equipment to perform its duties and obligations hereunder in accordance with the terms of this amendment, in a businesslike and competent manner,

      in conformance with all laws, rules and regulations and the Fund's and

      Contract's prospectuses and SAIs, and customary industry standards.

             (c) For each Fund/SERV transaction, including transactions establishing accounts with the Underwriter or its affiliates, the Company shall provide the Funds and Distributor or its affiliates with all information necessary or appropriate to establish and maintain each Fund/SERV transaction

(and any subsequent changes to such information), which the Company hereby certifies is and shall remain true and correct. The Company shall maintain documents required by the Underwriter or the Funds to effect Fund/SERV transactions. Each instruction shall be deemed to be accompanied by a representation by the Company that it has received proper authorization from each person whose purchase, redemption, account transfer or exchange transaction is effected as a result of such instruction.

              (d) Fund/SERV instructions will be transmitted by the Company to the


      NSCC by 9:00 a.m. EST on the next Business Day after the Company receives such instructions from the Account/Contractholders in accordance with Section

1.1 and 1.5, respectively above. If extenuating circumstances prevent the

Company from providing the instructions by 9:00 a.m. EST on the next Business

Day after the Company receives such instructions from the Account/

Contractholders, the Company may provide the instructions by 10:00 a.m. EST upon notification to the Funds.

      Fund/SERV instructions received in proper form by the Underwriter after the Cut-Off on any Business Day shall be price protected; however, settlement may be delayed upon agreement of the parties. The Company warrants that all

Fund/SERV instructions the Company transmits to NSCC for processing were received by the Company from Account/Contractholder by Close of Trading. The

Company shall transmit payment for purchase of Fund/SERV instructions to NSCC the same Business Day after receipt of Fund/SERV instructions to purchase shares is made in accordance with the provisions of Section 1.14 (d) hereof. If

Distributor has not received payment by such date, the purchase may be canceled and the Company shall be responsible for any losses incurred by the Fund as a result of such cancellation. Payment of redemptions shall be transmitted via the

NSCC to the Company on the same Business Day as the instructions were transmitted via Fund/SERV. Daily share balance confirmations will be provided by

Trust via the Fund/SERV networking system.

              (e) In the event the Company seeks to correct or cancel a

previously placed Fund/SERV instruction after the Cut-Off, such cancellation or correction must be approved by the Distributor and will be processed outside of

NSCC. The Distributor shall have complete and sole discretion as to whether or not to allow the cancellation or correction to be made. The Company agrees to promptly pay each Fund the amount of any loss incurred by the Fund as a result of such cancellation or correction.


              (f) The Distributor and the Funds reserve the right, in their sole discretion, to reject or cancel:

                   (1) any Fund/SERV instruction for the purchase of shares,

including Fund/SERV instructions that have been confirmed through NSCC;

                   (2) any Fund/SERV instruction received: (a) in connection

with an Account if such Account's registration is pending with NSCC; and (b) in connection with  an Account prior to receipt of such Account's registration information.

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

      2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act, unless exempt from such registration, and that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and regulations. The Company shall amend the registration statements for its Contracts under the 1933 Act and 1940

Act from time to time as required to effect the continuous offering of its

Contracts. The Company represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under their domiciliary state insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the

1940 Act to serve as a segregated investment account for the Contracts, unless exempt from such registration. The Company represents and warrants that the

Company and the Account are in compliance with Rule 38a-1 under the 1940 Act pursuant to the requirements of federal law or of any state insurance department. The Company represents and warrants that it has implemented controls designed to prevent, and will provide any reasonable assistance requested by the

Fund related to the


deterrence of, market timing and/or late trading of shares of the Fund. Further,

the Company represents and warrants that:

            (a) The Company has in place an anti-money laundering program ("AML program") that does now and will continue to comply with applicable laws and regulations, including the relevant provisions of the Bank Secrecy Act and the

USA PATRIOT Act (Pub. L. No. 107-56 (2001)), as they may be amended, and the regulations issued thereunder by duly vested regulatory authority and the Rules of Conduct of the Financial Industry Regulatory Authority ("FINRA") ("Anti-Money

Laundering Law and Regulation").

            (b) The Company has, after undertaking reasonable inquiry, no information or knowledge that (i) any Contract owners of all separate accounts investing in the Fund, or (ii) any person or entity controlling, controlled by or under common control with such Contract owners is an individual or entity or in a country or territory that is on an Office of Foreign Assets Control

("OFAC") list or similar list of sanctioned or prohibited persons maintained by a U.S. governmental or regulatory body.

            (c) The Company has in place policies, procedures and internal controls reasonably designed (i) to verify the identity of Contract owners, and

(ii) to identify those Contract owners' sources of funds, and has no reason to believe that any of the invested funds were derived from illegal activities.

            (d) The Company will provide the Fund or the Distributor (or their respective service providers) upon reasonable request any information regarding specific accounts that may be reasonably necessary for the Fund and its service providers to fulfill their responsibilities relating to their anti-money laundering programs or any other information reasonably requested by the Fund or the Distributor (or their respective service providers) to assist with compliance with the Anti-Money Laundering Law and Regulation, as may be permitted by law or regulation.

            (e) The Company will promptly notify the Fund and the Distributor should the Company become aware of any change in the above representations and warranties to the extent that the change relates to the relationship between the

Company and the Fund and/or Distributor. In addition, the Fund and the

Distributor hereby provide notice to the Company that the Fund and/or the

Distributor


reserve  the  right  to make inquires of and request additional information from the Company regarding its AML program.

            (f) That the Company understands the requirements of all applicable laws, rules or regulations relating to bribery and corruption both in the

Company's home jurisdiction and in any other jurisdictions which may have a connection to the services performed by the Company in connection with this

Agreement. The Company further represents and warrants that it will fully and faithfully comply with all requirements of such laws, rules or regulations in connection with all activities under or in any way connected with this Agreement and such requirements that the Fund or the Distributor may notify to Company.

      2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Maryland, as applicable, and all applicable federal and state securities laws. Further, the

Fund represents and warrants that the Fund is in compliance with Rule 38a-1 under the 1940 Act. The Fund is and shall remain registered under the 1940 Act.

The Fund shall amend the registration statement for its shares under the 1933

Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Distributor. The Fund shall provide to the Company upon request a list of the various jurisdictions in which the Portfolios are registered.

      2.3 The Fund represents that it is currently qualified as a Regulated

Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. The parties acknowledge that compliance with Subchapter M is an essential element of compliance with Section 817(h) of the Code.


      2.4 The Company represents that the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Funds and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

      2.5 The Company represents that the Company does not make the Fund available as an investment vehicle for any clients of the Company other than through Contracts.

       2.6 The Fund represents and warrants that it has adopted, or has caused to be adopted, written procedures under which (i) financial intermediaries may only make the Fund available to its Qualified Plan clients if any such financial intermediary is a Participating Insurance Company, (ii) if any such

Participating Insurance Company requests that the Fund be made available as an investment vehicle for its Qualified Plan clients (other than through

Contracts), such Participating Insurance Company will be required to represent in writing that it has adopted Procedures for Qualified Plan Clients, and (iii)

shares of the Fund may only be held by Qualified Plans without a financial intermediary through direct accounts on the books of the Fund if the Fund has adopted Procedures for Qualified Plans.

      2.7 The Funds represent and warrants that each Fund:

      (i) qualifies as a look-through entity within the meaning of Treas.Reg.

section 1.817-5(f), and

     (ii) shall at all times invest money from the Contracts and conduct its operations to ensure that: (a) the assets of the Fund are diversified within the meaning of Treas. Reg. section 1.817-5(b), (b) the Contracts shall be treated as variable contracts under the Code and the regulations issued thereunder, and(c)

no Contract owner shall be treated as the owner of the assets of an Account solely due to purchase of shares of a Fund by an Account.

      The Funds will notify the Company immediately upon having a reasonable basis for believing that a Fund is in breach of the foregoing representation and warranty or that a Fund might be in breach in the future. In addition, the Fund will immediately take all steps necessary to cure any breach to achieve


compliance with the foregoing representations and warranties.

      2.8 The Fund has adopted a Rule 12b-1 Plan under which it makes payments to finance administrative, service, and distribution expenses with respect to certain Portfolios. The Fund represents and warrants that its Board, a majority of whom are not interested persons of the Fund, has approved such Rule 12b-1

Plan to finance administrative, service, and distribution expenses of the Fund's

Portfolios that are subject to a 12b-1 fee, and that any changes to the Fund's

Rule 12b-1 Plan will be approved, in accordance with Rule 12b-1 under the 1940

Act.

      2.9 If Distributor's payments to Company under Section 2.8 hereof in whole or in part are financed by a Fund in accordance with a Fund's plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act, then in the event of the termination, cancellation or modification of such 12b-1 plan by a

Fund's board of directors or trustees or shareholders, Company agrees upon notification at the Distributor's option to waive its right to receive such compensation pursuant to Section 2.8 hereof until such time, if ever, as

Distributor receives payment.

      2.10 The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees, expenses and investment policies) complies with the insurance laws or regulations of various states except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of its state of domicile, and the Fund represents that its respective operations are and shall at all times remain in material compliance with the laws of its state of domicile, to the extent required to perform this Agreement.

      2.11 The Distributor represents and warrants that the Distributor is and shall remain duly registered in all material respects under all applicable federal and state laws and regulations and that the Distributor shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Maryland, and any applicable state and federal laws and regulations.

      2.12 The Adviser represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state laws and regulations and that the Adviser


shall  perform  its  obligations  for  the  Fund  in  compliance in all material respects  with  the  laws of the State of Maryland, and any applicable state and federal laws and regulations.

      2.13 The Fund represents and warrants that its trustees, officers,

employees, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

      2.14 The Company represents and warrants that all of its directors,

officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than the minimal coverage as required currently by entities subject to the requirements of Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

      2.15 Each party to this Agreement will maintain all records required by law, including records detailing the services it provides. Such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Upon request by the Fund,

the Adviser or the Distributor, the Company agrees promptly to make copies or,

if required, originals of all records pertaining to the performance of services under this Agreement available to the Fund, the Adviser or the Distributor, as the case may be. The Fund agrees that the Company will have the right to inspect, audit and copy all records pertaining to the performance of services under this Agreement pursuant to the requirements of any state insurance department. Each party also agrees promptly to notify the other parties if it experiences any difficulty in maintaining the records in an accurate and complete manner. This provision shall survive termination of the Agreement.


                                  ARTICLE III.

                   PROSPECTUSES AND PROXY STATEMENTS; VOTING

      3.1 The Distributor shall provide the Company (at the Company's expense)

with as many copies of the Fund's current Prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new Prospectus as set in type at the Fund's expense - in lieu thereof, such final copy may be provided, if requested by the Company, electronically or through camera ready film) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently, if the Prospectus for the Fund is amended)

to have the prospectus for each Contract and the Fund's Prospectus printed together in one document (such printing to be at the Company's expense).

      3.2 The Fund's Prospectus shall state that the Statement of Additional

Information for the Fund is available from the Distributor (or in the Fund's discretion, the Prospectus shall state that such Statement is available from the

Fund), and the Distributor (or the Fund), at its expense, shall print and provide such Statement free of charge to the Company and to any owner of a

Contract or prospective owner who requests such Statement.

      3.3 The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

      3.4   If and to the extent required by the 1940 Act or other applicable law the Company shall:

                  (a) solicit voting instructions from Contract owners;

                  (b) vote Fund shares in accordance with instructions received from Contract owners; and vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Each


Participating Insurance Company shall be responsible for assuring that each of its separate accounts participating in the Fund calculates voting privileges in a manner consistent with this Section. 3.5 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders

                                  ARTICLE IV.

                         SALES MATERIAL AND INFORMATION

      4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser or any of its underwriters is named, at least fifteen (15) "Business Days" prior to its use. No such material shall be used if the Fund or its designee objects to such use within fifteen (15)

"Business Days" after receipt of such material.

      4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus for the Fund shares, as such registration statement and Prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or the Distributor or the designee of either, except with the permission of the Fund or the

Distributor or the designee of either.

      4.3 The Fund and the Distributor, or the designee of either shall furnish,

or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its

Account(s), is named at least fifteen (15) "Business Days" prior to its use. No such material shall be used if the Company or its designee objects to such use within fifteen (15) "Business Days" after receipt of such material.

      4.4 The Fund and the Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, an

Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as


such  registration  statement and prospectus may be amended or supplemented from time  to  time, or in published reports for each Account which are in the public domain  or  approved  by  the Company for distribution to Contract owners, or in sales  literature  or  other promotional material approved by the Company or its designee, except with the permission of the Company.

      4.5 Upon request, the Fund will provide to the Company at least one complete copy of all registration statements, Prospectuses, Statements of

Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares.

      4.6 Upon request, the Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of

Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions,

requests for no action letters, and all amendments to any of the above, that relate to the Contracts or the Account.

      4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as materials published, or designed for use, in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display,

signs or billboards, motion pictures, or other public media), sales literature,

(I.E., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports,

market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses,

statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the

FINRA rules, the 1940 Act, the 1933 Act, or rules thereunder.


                                   ARTICLE V.

                               FEES AND EXPENSES

      5.1 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's Prospectus and registration statement, proxy material,

information statements and reports, setting the Fund's Prospectus for printing,

setting in type and printing the proxy material, information statements and reports to shareholders, and the preparation of all statements and notices required by any federal or state law. The Fund shall bear the cost of printing and distributing the Fund's Prospectus, periodic reports to shareholders, proxy materials and other shareholder communications to existing Contract owners. The

Company shall see to it that each of the Contracts and the Accounts are registered and are authorized for issuance in accordance with applicable federal law. The Company shall bear the expenses for the cost of registration and qualification of the Contracts and the Accounts, preparation and filing of the applicable prospectus and registration statements, setting each Contract prospectus for printing, and the preparation of all statements and notices required by any federal or state law. In addition, the Company shall bear the cost of printing and distributing the Fund's Prospectus to be delivered to prospective Contract owners.

                                  ARTICLE VI.

                              POTENTIAL CONFLICTS

      6.1 The Board will monitor the Fund for the existence of any material irreconcilable conflict among the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling,

no-action or interpretive letter, or any similar action


by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract  owners.  The Board shall promptly inform the

Company if they determine that an irreconcilable material conflict exists and the implications thereof.

      6.2 The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owners' voting instructions are disregarded.

      6.3 If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the

Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1)

withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group, (I.E., annuity Contract owners, life insurance Contract owners, or Contract owners of one or more Participating Insurance Companies)

that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

      6.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owners' voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's


investment  in  the  Fund  and  terminate  this  Agreement  with respect to such

Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six-month period the Fund and the Distributor shall continue to accept and implement orders by the Company for the purchase (and redemption) of Fund shares.

      6.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six (6) months after the Board informs the

Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six-month period, the Fund and the

Distributor shall continue to accept and implement orders by the Company for the purchase (and redemption) of Fund shares.

      6.6 For purposes of Sections 6.3 through 6.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts.

The Company shall not be required by Section 6.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the

Company will withdraw the Account's investment in the Fund and terminate this

Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided,


however,  that  such  withdrawal  and termination shall be limited to the extent required  by  any  such  material  irreconcilable  conflict  as  determined by a majority of the disinterested members of the Board.

      6.7 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or

Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding

Exemptive Order, then (a) the Fund and/or the Participating Insurance Company,

as appropriate, shall take such steps as may be necessary to comply with Rules

6e-2 and 6e-3(T) as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 6.1, 6.2, 6.3, 6.4 and 6.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                                  ARTICLE VII.

                                INDEMNIFICATION

         7.1 INDEMNIFICATION BY THE COMPANY

            (a) The Company agrees to indemnify and hold harmless the Fund, the

Adviser and the Distributor and each of its directors, trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this

Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent will not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims,

damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or


contained  in  the  Contracts  or  sales  literature  for  the Contracts (or any amendment  or  supplement to any of the foregoing), or arise out of or are based upon  the  omission  or  the  alleged  omission to state therein a material fact required  to  be  stated therein or necessary to make the statements therein not misleading,  provided that this agreement to indemnify shall not apply as to any

Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, the Adviser or the Distributor for use in the registration statement or prospectus for the Contracts or in the

Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                    (ii) arise out of or as a result of statements or

representations (other than statements or representations contained in the registration statement, Prospectus or sales literature of the Fund not supplied by the Company, or persons under their control) or wrongful conduct of the

Company or persons under their control, with respect to the sale or distribution of the Contracts or Fund Shares; or

                   (iii) arise out of any untrue statement or alleged untrue

statement of a material fact contained in the registration statement,

Prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

                    (iv) arise as a result of any failure by the Company to

provide the services and furnish the materials under the terms of this

Agreement; or

                    (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the

Company, as limited by and in accordance with the provisions of Sections 7.1(b)

and 7.1(c) hereof.


            (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such

Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified

Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

            (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such

Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate,

at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the

Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the

Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operations of the Fund.


         7.2 INDEMNIFICATION BY THE FUND, THE ADVISER AND THE DISTRIBUTOR

            (a) The Fund, the Adviser and the Distributor agree to indemnify and hold harmless the Company and its directors, employees and officers and each person, if any, who controls the Company within the meaning of Section 15 of the

1933 Act (collectively, the "Indemnified Parties" for purposes of this Section

7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

provided that this agreement to indemnify shall not apply as to any Indemnified

Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the

Distributor, Adviser or Fund by or on behalf of the Company for use in the registration statement or Prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the

Contracts or Fund shares; or

                    (ii) arise out of or as a result of statements or

representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Distributor or Fund or persons under its control) or wrongful conduct of the Fund, the Adviser or the Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or


                   (iii) arise out of any untrue statement or alleged untrue

statement of a material fact contained in a registration statement, prospectus or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund;

or

                  (iv) arise as a result of any failure by the Fund, the Adviser or Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in

Article II of this Agreement); or

                   (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund, the Adviser or the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, the Adviser or the Distributor; as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

            (b) The Fund, the Adviser or the Distributor shall not be liable under this indemnification provision with respect to any losses, claims,

damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith,

or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or Account, whichever is applicable.

            (c) The Fund, the Adviser and the Distributor shall not be liable under this indemnification provision with respect to any claim made against an

Indemnified Party unless such Indemnified Party shall have notified the Fund,

the Adviser and the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such

Indemnified Party shall have received


notice of such service on any designated agent), but failure to notify the Fund,

the  Adviser  and  the Distributor of any such claim shall not relieve the Fund,

the  Adviser  and  the Distributor from any liability which they may have to the

Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund, the Adviser and the Distributor will be entitled to participate, at their own expense, in the defense thereof. The Fund,

the Adviser and the Distributor also shall be entitled to assume the defense thereof with counsel satisfactory to the party named in the action. After notice from the Fund, the Adviser and the Distributor to such party of the Fund's, the

Adviser's and the Distributor's election to assume the defense thereof, the

Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund, the Adviser and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            (d) The Company agrees promptly to notify the Fund, the Adviser and the Distributor of the commencement of any material litigation or proceedings that involves the Fund, the Adviser, and/or the Distributor against it or any of its officers or directors in connection with the issuance or sale of the

Contracts or the operation of the Account.

                                 ARTICLE VIII.

                                 APPLICABLE LAW

      8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of New York.

      8.2 This Agreement shall be subject to the provisions of the federal securities laws, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant

(including, but not limited to, the Mixed and Shared Funding Exemptive Order)

and the terms hereof shall be interpreted and construed in accordance therewith.


                                  ARTICLE IX.

                                  TERMINATION

         9.1 This Agreement shall terminate:

            (a) at the option of any party upon six months advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

            (b) at the option of the Company if shares of the Portfolios delineated in Schedule B are not reasonably available to meet the requirements of the Contracts as determined by the Company; or

            (c) at the option of the Fund upon institution of formal proceedings against the Company by the FINRA, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement that would have a material adverse impact on the sale of the Contracts, the administration of the Contracts, the operation of an Account, or the purchase of

Fund shares; or

            (d) at the option of the Company upon institution of formal proceedings against the Fund by the FINRA, the SEC, or any state securities or insurance department or any other regulatory body that would have a material adverse impact on the Fund or upon the sale or administration of the Contracts,

or upon the operation of the Accounts; or

            (e) at the option of the Company upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give thirty (30) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares; or

            (f) at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of

(i) all Contract owners of Contracts of all separate accounts, or (ii)


the  interests  of  the Participating Insurance Company investing in the Fund as delineated in Article VI of this Agreement; or

            (g) at the option of the Company if the Fund ceases to qualify as a

Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believes that the

Fund may fail to so qualify; or

            (h) at the option of the Company if the Fund fails to meet the diversification requirements specified in Article II hereof or the Company has a reasonable expectation that the Fund will fail to meet these diversification requirements in the future; or

            (i) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

            (j) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund, the Adviser or the

Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

            (k) at the option of the Fund, the Adviser or the Distributor, if the Fund, the Adviser or the Distributor respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the

Fund, the Adviser or the Distributor, or

            (l) at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law.

Termination shall be effective immediately upon such occurrence without notice.


         9.2 NOTICE REQUIREMENT

            (a) In the event that any termination of this Agreement is based upon the provisions of Article VI, such prior written notice shall be given in advance of the effective date of termination as required by such provisions.

            (b) In the event that any termination of this Agreement is based upon the provisions of Sections 9.1(b) - (d) or 9.1(g) - (i), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties.

           (c) In the event that any termination of this Agreement is based upon the provisions of Sections 9.1(i) or 9.1(k), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least thirty (30) days before the effective date of termination.

      9.3 NO REASON REQUIRED FOR TERMINATION. It is understood and agreed that the right to terminate this Agreement pursuant to Section 9.1 (a) may be exercised for any reason or for no reason.

      9.4 EFFECT OF TERMINATION

            (a) Notwithstanding any termination pursuant to Section 9.1 of this

Agreement, the Fund may, at its option, or in the event of termination of this

Agreement by the Fund, the Adviser or the Distributor pursuant to Section 9.1

(a) of this Agreement, the Company may require the Fund, the Adviser and the

Distributor to continue to make available additional shares of the Fund for so long after the termination of this Agreement as the Fund or the Company, if the

Company so requires, desires pursuant to the terms and conditions of this

Agreement as provided in paragraph (b) below for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as

"Existing Contracts"). Specifically, without limitation, if the Fund so elects to make available additional shares of the Fund, the owners of the Existing

Contracts shall be permitted to reallocate investments in the Fund,


redeem  investments  in  the  Fund  and/or invest in the Fund upon the making of additional  purchase  payments  under  the Existing Contracts. The parties agree that  this  Section 9.4 shall not apply to any terminations under Article VI and the  effect  of  such Article VI terminations shall be governed by Article VI of this Agreement.

            (b) In the event of a termination pursuant to Section 9.1 of this

Agreement, the Fund shall promptly notify the Company whether the Fund will continue to make available shares of the Fund after such termination, except that, with respect to a termination by the Fund, the Adviser or the Distributor pursuant to Section 9.1 (a) of this Agreement, the Company shall promptly notify the Fund whether it wishes the Fund to continue to make available additional shares of the Fund. If shares of the Fund continue to be made available after such termination, the provisions of this Agreement shall remain in effect except for Section 9.1(a) and thereafter the Fund or the Company may terminate the

Agreement, as so continued pursuant to this Section 9.4 upon written notice to the other party, such notice to be for a period that is reasonable under the circumstances.

            (c) In the event of termination purusant to Section 9.1(l), or such laws preclude the use of such shares as the underlying investment medium for the

Contracts issued or to be issued by the Company, and if through no fault of the

Company, the need for substitution of Fund shares for the shares of another

"registered investment company" arises out of this event, the expenses of obtaining such an order shall be reimbursed by the Fund. The Fund, the Adviser and the Distributor shall cooperate fully with the Company in connection with such application.

      9.5 SURVIVING PROVISIONS. Each party's obligations under Section 2.12 and

Article VII will survive and will not be affected by any termination of this

Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this

Agreement.


                                   ARTICLE X.

                                    NOTICES

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

         Legg Mason Partners Variable Equity Trust

         125 Broad Street - 10th Floor

         New York, NY 10004

         Legg Mason Partners Variable Income Trust

         125 Broad Street - 10th Floor

         New York, NY 10004

If to the Company:

                 The Lincoln National Life Insurance Company

                 1300 S. Clinton Street

                 Fort Wayne, IN 46802

                 Attention: Funds Management Operations

If to the Distributor:

         Legg Mason Investor Services, LLC

         100 First Stamford Place - 5th Floor

         Stamford, CT 06902

         Attn: Business Implementation

If to the Adviser:

         Legg Mason Partners Fund Adviser, LLC

         100 First Stamford Place - 6th Floor

         Stamford, CT 06902

         Attn: Robert I. Frenkel


                                  ARTICLE XI.

                              INFORMATION SHARING.

       11.1 The Distributor and the Company, confirm their Agreement for the sharing of transaction information relating to any and all of the fund families that may be offered by LMIS from time to time with respect the implementation and compliance with SEC Rule 22c-2 under the 1940 Act.

       (a) The Company agrees to provide to the Distributor and/or its designee,

upon written request, the taxpayer identification number ("TIN"), the

Individual/International Taxpayer Identification Number ("ITIN"), or other government issued identifier ("GII"), if known, of any or all clients of the

Account. The Company also agrees to provide the number of shares, dollar value,

date, name or other identifier (including broker identification number) of any investment professional(s) associated with the client(s) or Account (if known),

and transaction type (purchase, redemption, transfer or exchange) of every purchase, redemption, transfer, or exchange of shares held through an account maintained by the Company during the period covered by the request. Requests must set forth a specific period, generally not to exceed 90 days from the date of the request, for which transaction information is sought. The Fund and/or its designee may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

       (b) The Company agrees to transmit the requested information that is on its books and records to the Distributor and/or its designee promptly, but in any event not later than five (5) business days, or as otherwise agreed to by the parties, after receipt of a request. If the requested information is not on the Company's books and records, the Company agrees to (i) provide or arrange to provide to the Fund and/or its designee the requested information pertaining to shareholders who hold accounts with an indirect intermediary; or (ii) if directed by the Distributor, block further purchases of Shares from such


indirect intermediary. In such instance, the Company agrees to inform the

Distributor whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the distributor should be consistent with the NSCC

Standardized Data Reporting Format. For purposes of this provision, an "indirect intermediary" has the same meaning as in SEC Rule 22c-2 under the 1940 Act.

            (c) The Distributor agrees not to use the information received for marketing or any other similar purpose without the Company's prior written consent.

            (d) The Company agrees to execute written instructions from the

Distributor to restrict or prohibit further purchases (including shares acquired by exchanges) of shares by a client that has been identified by the Distributor as having engaged in transactions of the shares (directly or indirectly through the intermediary's account) that violates policies established by the Fund.

            (e). Instructions must include the TIN, ITIN or GII if known, and the specific restriction(s) to be executed.  If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the client(s) or account(s) or other agreed upon information to which the instruction relates.

            (f). The Company agrees to execute instruction as soon as

practicable, but not later than five (5) business days, or as otherwise agreed to by the parties, after receipt of the instructions by the intermediary.


            (g) The Company must provide written confirmation to the Distributor that instructions have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

            (h) The provisions of this Article 11 shall survive termination of this Agreement for at least 60 days after the termination date.

                                  ARTICLE XII.

                                 MISCELLANEOUS

      12.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      12.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      12.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      12.4 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the

FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

      12.5 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations,

at law or in equity, which the parties hereto are entitled to under state and federal laws.

      12.6 Each party will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the other parties to this Agreement and their affiliates.


      12.7 Subject to the requirements of legal process and regulatory authority, each party hereto (and on behalf of its affiliates and third party vendors) shall treat as confidential the names and address of owners of the

Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement in order to carry out the specified purposes specified herein, shall not disclose,

disseminate or utilize such names and addresses and other confidential information until such time as it may come into public domain without express written consent of the affected party. In addition, each party (and on behalf of its affiliates and third party vendors) shall adopt policies and procedures that address administrative, technical and physical safeguards for the protection of such customer records.

      12.8 Each party will comply with all applicable laws and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions. To the extent required by applicable regulation and generally accepted industry practices, each party shall take all necessary and appropriate steps to: (i) obtain, verify, and retain information with regard to contract owner identification, and (ii) maintain records of all contract owner transactions. The Company will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Fund with any requested information about Contract owners and their accounts in the event that the Fund shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority.

To the extent permitted by applicable law and regulations, the Company will notify the Fund of any concerns that the Company may have in connection with any

Contract owners in the context of relevant anti-money laundering laws or regulations.

      12.9 The Fund agrees to consult with the Company concerning whether any

Portfolio of the Fund qualifies to provide a foreign tax credit pursuant to

Section 853 of the Code.

      12.10 The Fund, Distributor and Advisor will use reasonable best efforts to prevent the Fund from engaging, directly or indirectly, in a transaction that, as of the date the Fund enters into a binding contract to engage in such transaction, is a "listed transaction" as defined in Treas. Regs. ss.

1.6011-4(b)(2)


or successor provision (a "Listed Transaction"). If the Fund Distributor or

Advisor reasonably determines that the Fund has engaged in a Listed Transaction,

it will (i) provide the Company with prompt notice thereof and (ii) with respect to any such transaction, the Fund will provide the Company, upon the Company's request, (A) with all information relating to such Listed Transaction which the

Company would need in order to comply with its disclosure obligations under the

Code and applicable regulations and state laws. In addition, the Fund will promptly notify the Company if the Fund must file (or has filed) Form 8886

("Reportable Transaction Disclosure Statement"), or successor form.

                                  ARTICLE XIII

                        TERMINATION OF PRIOR AGREEMENTS

      13.1 This Agreement supersedes all prior agreements among the parties or their predecessor entities with respect to the subject matter of this agreement.

The parties agree that all such prior agreements are hereby terminated in their entirety.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

Company:

         THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

         By its authorized officer:

                 By: /s/ Daniel R. Hayes

                     ------------------------

                 Name: Daniel R. Hayes

                 Title: Vice President

                 Date:  11/6/13


Fund:

         LEGG MASON PARTNERS VARIABLE EQUITY TRUST

         By its authorized officer:

                 By: /s/ Kenneth D. Fuller

                     ------------------------

                 Name: Kenneth D. Fuller

                 Title:  President

                 Date: 11/12/13

Fund:

         LEGG MASON PARTNERS VARIABLE INCOME TRUST

         By its authorized officer:

                 By: /s/ Kenneth D. Fuller

                     ------------------------

                 Name: Kenneth D. Fuller

                 Title: President

                 Date: 11/12/13

Adviser:

         LEGG MASON PARTNERS FUND ADVISER, LLC

         By its authorized officer:

                 By: /s/ Kenneth D. Fuller

                     ------------------------

                 Name: Kenneth D. Fuller

                 Title:  President

                 Date: 11/12/13

Distributor:

         LEGG MASON INVESTOR SERVICES, LLC

         By its authorized officer:

                 By: /s/ Michael P. Mattera

                     ------------------------

                 Name:  Michael P. Matters

                 Title: Director

                 Date: 11/11/13


                                   SCHEDULE A

                               SEPARATE ACCOUNTS

   -------------------------------------------------------------------------

                               SEPARATE ACCOUNTS

   -------------------------------------------------------------------------

             Lincoln Life Flexible Premium Variable Life Account S

   -------------------------------------------------------------------------

             Lincoln Life Flexible Premium Variable Life Account Z

   -------------------------------------------------------------------------


                                   SCHEDULE B

                                   ----------

                    PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

                    ----------------------------------------

LEGG MASON PARTNERS VARIABLE EQUITY TRUST




---------------------------------------------------------- --------- ------------------------

FUND NAME                                                   CLASS             CUSIP

---------------------------------------------------------- --------- ------------------------


ClearBridge Variable Mid Cap Core Portfolio                   I             52467X708

---------------------------------------------------------- --------- ------------------------

ClearBridge Variable Mid Cap Core Portfolio                   II            52467X856

---------------------------------------------------------- --------- ------------------------

ClearBridge Variable Small Cap Growth Portfolio               I             52467M843

---------------------------------------------------------- --------- ------------------------

ClearBridge Variable Small Cap Growth Portfolio               II            52467M819

---------------------------------------------------------- --------- ------------------------




                               FIRST AMENDMENT TO

                             PARTICIPATION AGREEMENT

     This First Amendment to Participation Agreement ("Amendment") is

entered into by and among LEGG MASON INVESTOR SERVICES, LLC (the "Distributor"),

LEGG MASON PARTNERS VARIABLE EQUITY TRUST and LEGG MASON PARTNERS VARIABLE

INCOME TRUST (each a "Fund", collectively the "Funds"), LEGG MASON PARTNERS FUND

ADVISOR, LLC (the "Adviser") and THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

(the "Company"), collectively (the "Parties").

     WHEREAS, the Parties entered into a Participation Agreement dated

November 1, 2013, (the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the

Agreement;

     WHEREAS, the Parties desire to amend the Agreement;

     NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

     1. Schedule B of this Amendment, attached hereto, supersedes and replaces in its entirety the Schedule B of the Agreement.

     2. OTHER TERMS. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment.

For the purpose of referring to this Amendment, the date of this Amendment shall be the date of acceptance by Legg Mason Investor Services, LLC.

LEGG MASON INVESTOR SERVICES, LLC          THE LINCOLN NATIONAL LIFE INSURANCE

                                           COMPANY

By:      /s/ Jeremiah O'Shea               By:    /s/ Daniel R. Hayes

         -------------------------                -------------------------

Name:    Jeremiah O'Shea                   Name:  Daniel R. Hayes

Title:   Managing Director                 Title: Vice President

Date:    4/17/14                           Date:  4/25/14

LEGG MASON PARTNERS VARIABLE EQUITY TRUST  LEGG MASON PARTNERS VARIABLE INCOME

                                           TRUST

By:      /s/ Kenneth Fuller                By:    /s/ Kenneth Fuller

         -------------------------                -------------------------

Name:    Kenneth Fuller                    Name:  Kenneth Fuller

Title:   President                         Title: President

Date:    4/21/14                           Date:  4/21/14

                                        1


LEGG MASON PARTNERS FUND ADVISOR, LLC

By:      /s/ Kenneth Fuller

         -------------------------

Name:    Kenneth Fuller

Title:   President

Date:    4/21/14

                                        2


                                   SCHEDULE A

                                SEPARATE ACCOUNTS

   -------------------------------------------------------------------------

                               SEPARATE ACCOUNTS

   -------------------------------------------------------------------------

              Lincoln Life Flexible Premium Variable Life Account S

   -------------------------------------------------------------------------

              Lincoln Life Flexible Premium Variable Life Account Z

   -------------------------------------------------------------------------

                     Lincoln Life Variable Annuity Account N

   -------------------------------------------------------------------------

                                        3


                                   SCHEDULE B

                                   ----------

                    PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

                    ----------------------------------------

LEGG MASON PARTNERS VARIABLE EQUITY TRUST PORTFOLIOS

ClearBridge Variable Series Portfolios Class I & II

Legg Mason BW Absolute Return Opportunities VIT Class I & II

                                        4